EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-126211) pertaining to the 2004 Global Share Option Plan of Zone 4 Play, Inc. of our report dated April 10, 2006 with respect to the consolidated financial statements of Zone 4 Play, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                              /s/ KOST FORER GABBAY & KASIERER
                                              --------------------------------
Tel Aviv, Israel                              KOST FORER GABBAY & KASIERER
March 29, 2007                                A Member of Ernst & Young Global